UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, Walter Investment Management Corp. (the “Company”) announced that Anthony N. Renzi, the Company’s Chief Executive Officer and President, will be leaving the Company. The Company expects to retain a search firm to identify and evaluate internal and external candidates to succeed Mr. Renzi. Mr. Renzi intends to stay with the Company and continue to serve as Chief Executive Officer and President until a permanent or interim successor is named in order to ensure a smooth transition.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on November 30, 2017, the Company filed a voluntary petition (the case commenced thereby, the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”) to pursue its previously announced Prepackaged Chapter 11 Plan of Reorganization, dated November 6, 2017 (as amended and supplemented, the “Prepackaged Plan”). The Company’s Chapter 11 Case is being administered under the caption In re Walter Investment Management Corp. (Case No. 17-13446). Also, as previously disclosed, on January 18, 2018, the Court entered an order confirming the Prepackaged Plan. The Company anticipates emerging from the Chapter 11 Case on the date (the “Effective Date”) when all remaining conditions to effectiveness to the Prepackaged Plan are satisfied.

The Company is continuing to work towards satisfying the remaining conditions precedent to the Prepackaged Plan and expects to emerge from bankruptcy in the near term.

Name Change and NYSE Listing Approval

The Company intends to change its name to Ditech Holding Corporation on the Effective Date. On January 24, 2018, the Company received approval to list on the New York Stock Exchange 4,252,500 shares of new common stock, par value $0.01 per share (“New Common Stock”), issuable upon the Effective Date and 27,685,000 shares of New Common Stock reserved for issuance under the Company’s management incentive plan or for issuance upon conversion or exercise of its Series A Warrants, Series B Warrants and Mandatorily Convertible Preferred Stock, upon official notice of issuance. The New Common Stock is expected to trade under the symbol DHCP.

On the Effective Date, the Company expects to issue the following equity and equity-linked securities:

•	4,252,500 shares of New Common Stock;

•	100,000 shares of Mandatorily Convertible Preferred Stock, face amount $1,000, convertible into 11,497,500 shares of New Common Stock;

•	7,245,000 Series A Warrants, exercisable for 7,245,000 shares of New Common Stock; and

•	5,748,750 Series B Warrants, exercisable for 5,748,750 shares of New Common Stock

The Company also will have reserved for issuance 3,193,750 shares of New Common Stock issuable under the Company’s management incentive plan.

Cash Forecast and Performance

The Company is in the process of preparing its 2018 annual business plan (the “draft 2018 business plan”). The draft 2018 business plan will not be completed prior to the Effective Date, and has not been reviewed or approved by either the Company’s current Board of Directors or the persons who will comprise the Board of Directors (the “New Board”) on and after the Effective Date.

In the course of preparing the draft 2018 business plan to present to the New Board for approval after the Effective Date, the Company has preliminarily reviewed its expected cash position for fiscal 2018 in consultation with its debt restructuring advisors. Based on that preliminary review, the Company is updating its projection of the Company’s cash on hand at December 31, 2018 (“December 2018 Ending Cash”), as compared to the projection of “Ending Cash” as of December 31, 2018 included in the Disclosure Statement for the Prepackaged Plan (the “Disclosure Statement”), which was previously filed with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Current Report on Form 8-K, dated November 6, 2017. The Company currently estimates, based on its preliminary and continuing review, that December 2018 Ending Cash will be approximately $210 million, as compared to the projected estimate of $261 million set forth in the Disclosure Statement. The variance is the result of a variety of factors, including timing considerations, matters relating to servicer advances and updated working capital assumptions.

In addition, the Company is in the process of preparing its 2017 financial statements, which financial statements remain subject to completion and audit. Based on preliminary analysis, the Company expects that its Adjusted EBITDA for the year ended December 31, 2017 will be moderately lower than its projection of Adjusted EBITDA for the year included in the Disclosure Statement. The variation is due to continued expenses and charges in the Company’s Servicing and Reverse segments, principally associated with default servicing operations, which were partially offset by performance in excess of expectations in the Company’s Originations segment. The Company is not updating or revising the projection for Adjusted EBITDA for the year ended December 31, 2018 included in the Disclosure Statement, which the Company believes continues to be materially consistent with its current preliminary estimates for the year.

The Company believes that the Prepackaged Plan remains feasible notwithstanding the variances described herein.

Reference is made to the Disclosure Statement, the assumptions, qualifications and explanations and other limitations and risk factors set forth or referred to therein, and the Company’s historical financial statements and other information filed with the SEC, and the update provided herein should be considered with reference thereto. The Company does not intend to, and undertakes no obligation to, update, comment upon or otherwise revise the projections and other forward-looking information contained herein or elsewhere to reflect events or circumstances existing or arising after the date made or to reflect the occurrence of unanticipated events. Therefore, such projections should not be relied upon as a guarantee or other assurance of the actual results that will occur and, accordingly, undue reliance should not be placed on such information. The Company is not updating, revising, confirming or commenting upon any projections or forward-looking statements previously made by or on behalf of the Company, except to the limited extent set forth herein.

After the Effective Date, the Company will continue reporting financial results and other information, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, for completed quarterly and annual periods on Forms 10-Q and 10-K in accordance with SEC rules, and does not expect to provide projected financial information of the nature included in the Disclosure Statement or similar forward-looking statements.

Monthly Operating Report

On January 23, 2018, the Company filed its monthly operating report for the period beginning December 1, 2017 and ending December 31, 2017 (the “Monthly Operating Report”) with the Court. On February 2, 2018, the Company filed with the Court an updated Monthly Operating Report (the “Updated Monthly Operating Report”). The Updated Monthly Operating Report is attached hereto as Exhibit 99.2, and is incorporated herein by reference. This Current Report on Form 8-K (including the exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statements

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Updated Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Updated Monthly Operating Report is limited in scope and covers a limited time period. The Updated Monthly Operating Report was not audited or reviewed by independent accountants, was prepared in accordance with the accounting principles described in “A. Global Note – 3. Accounting Principles” described therein, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Updated Monthly Operating Report is complete. The Updated Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Updated Monthly Operating Report should not be viewed as indicative of future results.

Projections and other estimates of future performance, including those reflected herein, are necessarily based on a variety of estimates and assumptions which may not be realized and are inherently subject to significant business, economic, industry, regulatory, legal, market, and financial uncertainties and contingencies, many of which are beyond the Company’s control, and do not reflect expected changes in the fair value of its mortgage servicing rights (except to the limited extent expressed in the Disclosure Statement), whether resulting from changes in interest rates, assumptions or otherwise. The Company cautions that no representations can be made or are made as to the accuracy of projections or its ability to achieve the projected results. Some assumptions and estimates underlying such projections inevitably will be incorrect. Moreover, events and circumstances occurring subsequent to the date on which projections have been made may be different from those assumed, or, alternatively, may have been unanticipated.

The information included herein contain statements that are “Forward-looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that relate to projections, statements that relate to preliminary views of financial results that remain subject to completion and audit and statements regarding the anticipated effectiveness of the Prepackaged Plan. These statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the control of the Company and none of which can be assured, including the satisfaction of conditions to and implementation of the Prepackaged Plan, the strategies and other items contained in, and the Company’s ability to execute, the Company’s 2018 annual business plan, which is in draft form and remains subject to further analysis and revision, as well as review and approval by the New Board, the continuing availability of sufficient borrowing capacity or other financing to fund operations, achieving operating efficiencies, ability to implement and maintain effective internal controls over financial reporting and disclosure controls and procedures, existing and future governmental regulations and actions of governmental bodies, industry-specific risk factors, and other market and competitive conditions. Important assumptions and other important factors that could cause actual results to differ materially from the Company’s projections include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Financial Information and Projections – Consolidated Condensed Projected Financial Information” and “Certain Risk Factors to be Considered” in the Disclosure Statement and under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the SEC. The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 2, 2018.

99.2	Updated Monthly Operating Report for the period ended December 31, 2017, filed with the United States Bankruptcy Court for the Southern District of New York.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walter Investment Management Corp.

Date: February 2, 2018	By:	/s/ John J. Haas
John J. Haas, General Counsel, Chief Legal Officer and Secretary